UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 21, 2005 (October 17, 2005)
BALLY TOTAL FITNESS
HOLDING CORPORATION

(Exact name of registrant as specified in its charter)
Commission file number: 0-27478

Delaware	36-3228107

(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(773) 380-3000

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry Into a Material Definitive Agreement.
     On October 17, 2005, Bally Total Fitness Holding Corporation (“Bally” or the “Company”) entered into a consent (the “Consent”), effective as of October 17, 2005, relating to its existing term loan and revolving credit agreement with JPMorgan Chase Bank as Agent and the several banks and other financial institutions as parties thereto (the “Credit Agreement”). The Consent permits the Company to enter into Rights Plan Transactions (as defined in the Consent).
     The preceding description of the terms of the consent is qualified in its entirety by reference to the text of the consent, which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

10.1	Consent dated as of October 17, 2005, under the Credit Agreement, dated as of November 18, 1997, as amended and restated as of October 14, 2004, as amended as of March 31, 2005, August 9, 2005 and August 30, 2005 among Bally Total Fitness Holding Corporation, a Delaware corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as agent for the lenders, Deutsche Bank Securities, Inc., as syndication agent, and LaSalle Bank National Association, as documentation agent.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION
Registrant

Dated: October 21, 2005	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel